Exhibit 99.1

Lahey Hospital & Medical Center Agrees to become One of U.S. Sites for the LIBERTY® Robotic System’s First Human Trial

This Significant Achievement Represents Major Progression Toward Regulatory and Commercialization Paths

Additional Sites in the U.S. Are Expected to Participate in the Trial

HINGHAM, Mass., May 25, 2023 – Microbot Medical Inc. (Nasdaq: MBOT) announced that it has successfully achieved another major milestone representing the next step toward the regulatory and commercial paths for the LIBERTY® Robotic Surgical System, the first single-use endovascular robotic system. Lahey Hospital & Medical Center, a world-renowned tertiary academic medical center based in Burlington, Mass., is now expected to be one of the U.S. sites for the first-ever human trial of the LIBERTY Robotic Surgical System. Microbot Medical will work closely with the research team and physician faculty at Lahey to support innovative ways to improve patient care using the LIBERTY Robotic Surgical System.

“This is another meaningful milestone for Microbot Medical, and clearly demonstrates that we are taking the necessary steps toward future commercialization of the LIBERTY Robotic Surgical System,” commented Harel Gadot, Chairman, President & CEO of Microbot Medical. “We believe our continued momentum and the performance of the system, along with the rigorous process we are adhering to, has made today’s development possible. Having a committed partner brings us one step closer to the clinical trial and advancing the regulatory process.”

“We look forward to working with Lahey’s team of renowned interventional radiologists and leaders in robotic interventional treatments,” commented Dr. Eyal Morag, Chief Medical Officer of Microbot Medical. “Lahey has performed countless human trials, and we believe its involvement, coupled with the performance of LIBERTY Robotic Surgical System during the animal studies, will be invaluable to our clinical advancements as we move into the next phases, including the Institutional Review Board (IRB) process.”

The Company expected next steps include the submission of the Investigational Device Exemption (IDE) application with the U.S. Food and Drug Administration (FDA) and Institutional Review Board (IRB), among others.

About Microbot Medical Inc.

Microbot Medical Inc. (NASDAQ: MBOT) is a pre-clinical medical device company that specializes in transformational micro-robotic technologies, with the goals of improving clinical outcomes for patients and increasing accessibility through the natural and artificial lumens within the human body.

The LIBERTY Robotic Surgical System aims to improve the way surgical robotics are being used in endovascular procedures today, by eliminating the need for large, cumbersome, and expensive capital equipment, while reducing radiation exposure and physician strain. The Company believes the LIBERTY Robotic Surgical System’s remote operation has the potential to be the first system to democratize endovascular interventional procedures.

Further information about Microbot Medical is available at http://www.microbotmedical.com.

Safe Harbor

Statements to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the Federal securities laws. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, market conditions, risks inherent in the development and/or commercialization of LIBERTY, the outcome of its studies to evaluate LIBERTY, whether the Company’s core business focus program and cost reduction plan are sufficient to enable the Company to continue to focus on its LIBERTY technology while it seeks additional working capital, any failure or inability to recruit physicians and clinicians to serve as primary investigators to conduct regulatory studies which could adversely affect or delay such studies, uncertainty in the results of pre-clinical and clinical trials or regulatory pathways and regulatory approvals, uncertainty resulting from the COVID-19 pandemic, need and ability to obtain future capital, and maintenance of intellectual property rights. Additional information on risks facing Microbot Medical can be found under the heading “Risk Factors” in Microbot Medical’s periodic reports filed with the Securities and Exchange Commission (SEC), which are available on the SEC’s web site at www.sec.gov. Microbot Medical disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Investor Contact:

Michal Efraty

+972-(0)52-3044404

IR@microbotmedical.com